Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Investment Technology Group, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-209160, No. 333-207126, No. 333-78309, No. 333-42725, No. 333-50804, No. 333-89290, No. 333-99087, No. 333-26309, No. 333-159271, No. 333-156634, No. 333-166855, No. 333-170116 No. 333-175017, No. 333-189267, and No. 333-189268) on Form S-8 of Investment Technology Group, Inc. of our reports dated March 1, 2017, with respect to the consolidated statements of financial condition of Investment Technology Group, Inc. and Subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive (loss) income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 Annual Report on Form 10-K of Investment Technology Group, Inc.

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/s/ KPMG LLP

New York, New York
March 1, 2017